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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

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     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of report (Date of earliest event reported): January 2, 1997



                    CELLULAR TECHNICAL SERVICES COMPANY, INC.
             (Exact Name of Registrant as Specified in its Charter)



          Delaware                      0-19437                  11-2962080
(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
    of Incorporation)                                        Identification No.)


           2401 Fourth Avenue
           Seattle, Washington                                     98121
(Address of Principal Executive Offices)                         (Zip Code)

                                 (206) 443-6400
              (Registrant's telephone number, including area code)



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           This  Current  Report  on Form  8-K is filed  by  Cellular  Technical
Services Company, Inc., a Delaware corporation (the "Company"), in connection with the matters described herein.


ITEM 5.    OTHER EVENTS

           In an action brought against the Company by Reon International Corp. and Reon Corp. in the Superior Court of King County, Washington, the plaintiffs allege breach of contract, misappropriation of trade secrets, and breach of other obligations by the Company. The action was filed in late July 1996 and, since that time, a significant number of the plaintiffs' initial claims have been dismissed. The plaintiffs have amended their complaint three times, most recently in January 1997, and now allege that certain transactions between the parties constitute a joint venture partnership. The plaintiffs seek dissolution of the alleged joint venture partnership, damages in excess of $10 million, and other relief. The Company has formally denied all of the plaintiffs' claims and is vigorously defending this action. It is the opinion of the Company's management that this action is without merit and will be resolved without a material adverse effect on the Company.









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                                   SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   January 27, 1997
                                           CELLULAR TECHNICAL SERVICES,
                                              COMPANY, INC.


                                           By:  /s/ Michael E. McConnell
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                                                Michael E. McConnell,
                                                Chief Financial Officer


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